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                                                                    Exhibit 23.1

                       Consent of the Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-60865) pertaining to the Hawk Corporation 1997 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-68583) pertaining to the Friction Products Co. Profit Sharing Plan; S.K. Wellman Retirement Savings and Profit Sharing Plan; Helsel, Inc. Employee's Retirement Plan; Helsel, Inc. Employee's Savings and Investment Plan; Sinterloy Corporation 401(k) Plan; Hutchinson Products Corporation Employees' 401(k) Plan; and Hawk Corporation 401(k) Savings and Retirement Plan of our report dated March 1, 1999, with respect to the consolidated financial statements of Hawk Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                           /s/ ERNST & YOUNG LLP



Cleveland, Ohio
March 26, 1999